U.S. INVESTMENT COMPANY
                          CUSTODIAL SERVICES AGREEMENT

         CUSTODIAL SERVICES AGREEMENT dated as of June 30, 1996 between CITIBANK, N.A., a national banking association, having an of office at 111 Wall Street, New York, New York 10043 (the "Bank"), and AAL VARIABLE PRODUCT SERIES FUND INC., a corporation organized under the laws of the State of Delaware, having an office at 4321 North Ballard Road, Appleton, Wisconsin 54919 (the "Fund").

                                   WITNESSETH:

         THAT WHEREAS, the Fund represents that it is a management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");
         WHEREAS, the Fund further represents that it is duly incorporated and in good standing under the laws of its state of incorporation, and the consummation of transactions contemplated hereby or directed by it hereunder will not violate any applicable laws, regulations or orders;
         WHEREAS, the Fund represents that it is authorized (a) to open and maintain a custody account (the "Custody Account") with the Bank to hold certain property ("Property"), including but not limited to stocks, bonds or other securities ("Securities"), cash and other property owned or held by the Fund,
(b) to enter into this Agreement and (c) to direct all actions and transactions contemplated hereunder;
         NOW, THEREFORE in consideration of the premises and of the agreements hereinafter set forth, the parties hereby agree as follows:

1.       APPOINTMENT AND ACCEPTANCE
The Fund hereby appoints the Bank as custodian of the Property and as its agent hereunder, and the Bank hereby agrees to act as such upon the terms and conditions hereinafter provided.

2.       DELIVERY; SAFEKEEPING
The Fund has heretofore delivered, or will deliver or cause to be delivered, Property to the Bank, which Property the Bank agrees to safekeep as custodian for the Fund. The Bank shall not surrender possession of Property except upon properly authorized Instructions (as hereinafter defined) of the Fund or as may be required by due process of applicable law.

3.       IDENTIFICATION AND SEGREGATION OF ASSETS
With respect to Property in the Custody Account:

(A) The Bank shall credit and hold in a separate account the Property owned by the Fund. The Bank may carry all Securities in fully negotiable form registered in name of a nominee of the Bank, and hold them in the Bank's (or its subcustodian's) trust department vaults, in the Federal Reserve Book Entry System, or in a central clearing corporation or depository as permitted by this Agreement. Subject to the limitations in Section 4 hereof, this will not in any way diminish the Bank's responsibility as custodian for any assets so deposited. The Bank shall at all times maintain a separate record of all assets owned by the Fund. (B) The Bank shall supply to the Fund, from time to time as mutually agreed upon, written statement duly identifying all of the Property in the Custody Account. In the event that the Fund does not inform the Bank in writing of any exceptions or objections within thirty (30) days after receipt of such statement, the Fund shall be deemed to have approved such statement.

4.       STANDARD OF CARE; LIMITATION OF LIABILITY; INDEMNITY
(A) The Bank shall exercise the same standard of care that it exercises over its own assets in the safekeeping, handling, servicing and disposition of Property in accordance with this Agreement. Notwithstanding any other provisions hereof, in all events the Bank will exercise the due care expected of a professional custodian for hire with respect to Property in its possession or control.



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The Bank is not under any duty to supervise the  investments  of the Fund, or to advise or make any recommendation to the Fund with respect to the purchase or sale of any Securities or the investment of any funds. The Fund shall have the sole and exclusive responsibility for the investment of Property held hereunder.

(B) Subject to paragraph (A) above, the Bank shall not be responsible for any loss or damage suffered by the Fund as a result of the performance of the Bank's duties hereunder unless such loss or damage arises from (i) burglary, robbery, holdup, theft or mysterious disappearance, including loss by damage or destruction; or (ii) acts of negligence or willful misconduct on the part of the Bank or on the part of a branch of office, affiliate or subsidiary of the Bank acting as its agent pursuant to the terms of this Agreement or any of officers, employees or other agent affiliated with the Bank acting on behalf of any such entity. In the case of any such loss or damage, the Bank's liability shall not exceed the market value of the Property, including any dividends, interest and other cash or non-cash distributions with respect to the Property accrued or distributed during the period of loss, and penalties incurred by the Fund due to any such loss or damage. The market value of the Property shall be determined as of the time of the occurrence of the loss or damage under subsection (i) or (ii) above, as applicable. The Bank shall provide reasonable assistance, as reasonably requested by the Fund, in the event of any such loss or damage, with no charge to the Fund for the Bank's internal costs and expenses.

The Fund agrees to indemnify and hold harmless the Bank from and against any claims and liability which are incurred in connection with the Bank's performance under this Agreement in due accordance with the properly authorized Instructions pursuant to Section 8 of this Agreement and Service Standards, as attached hereto and incorporated herein as Exhibit A, including, without limitation, the carrying out of Instructions with the terms of and in the manner provided by this Agreement

(C) In selecting and appointing Clearance Systems (as defined below), Market Infrastructure Entities (as defined below) and Transport Systems (as defined below), the Bank shall use reasonable care and shall be responsible only for negligence in the selection thereof. As used herein, "Clearance Systems" shall mean securities depositories as contemplated by Section 6 hereof and Foreign Securities Depositories; "Market Infrastructure Entities" shall mean public utilities, telecommunications facilities and other common carriers of electronic and other messages, and public postal services not affiliated with the Bank; "Transport Systems" shall mean any courier, messenger or other similar transport system not affiliated with the Bank.

In the event the Fund suffers a loss, liability or damage attributable to any Clearance System, Market Infrastructure Entity or Transport System, the Bank shall, to the extent of any such loss, liability or damage and to the extent permitted by applicable law (and with respect to Clearance Systems, to the extent not prohibited by any contract with any such Clearance Systems), ( I ) assign the Fund to all of the rights of recovery of the Bank against any such entity and (2) use all reasonable efforts to assist the Fund in pursuing any claim without any charge to the Fund for the Bank's internal costs and expenses
 . The Bank hereby assigns to the Fund all rights, claims, causes of action and interests it may have against any such entity resulting from the Fund's loss, liability or damage; provided, however, that nothing herein shall be interpreted as granting the Fund any rights to bring any direct claim under any insurance policy issued in favor of the Bank, or as limiting the rights of the Bank to bring any claim against any such entity for any damages suffered by the Bank for any action of its agent.

(D) In no event shall either party be liable to the other party for indirect, special, consequential or general damages.

Notwithstanding the above, neither the Bank nor its parent nor any of its branches, subsidiaries or affiliates nor the Fund shall be responsible for any losses or damages arising from reasons or causes beyond its control, including, without limitation, electronic, mechanical or other technical difficulties, nationalization, expropriation, currency restrictions, acts of war, terrorism, insurrection, revolution, civil unrest, riots or strikes, nuclear fusion or fission or acts of God."

(E) In the event the Fund enters into triparty repurchase agreements pursuant to which collateral therefore is to be held by a custodian other than the Bank and the Fund instructs the Bank to deliver Property to such custodian, the Bank shall be under no duty to determine whether such custodian satisfies the requirements of Section 17(f)


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of the  Investment  Company Act or the Rules  promulgated  thereunder.  The Bank shall have no further duties or obligations under this Agreement with respect to such Property.

5.       PERFORMANCE BY THE BANK

(A) General
The Bank's performance of its duties hereunder shall be in accordance with the Service Standards, attached hereto as Exhibit A. Such Service Standards may be amended from time to time in writing signed by the Fund and the Bank. Notwithstanding the foregoing, the Bank may unilaterally amend the Service Standards upon 10 days prior written notice, provided such amendment is the direct result of a change in the level of service provided to the Bank by independent third parties upon which performance of the Service Standards depends. In no event, however, shall the unilateral amendments reduce the standard of care of the Bank as provided under this Agreement and the Service Standards.

(B) Receipt.  Delivery and Disposal of Securities
The Bank shall, or shall instruct any other entity authorized to hold Property in accordance with Sections 6 or 7 hereof to, receive or deliver Securities and credit or debit the Custody Account, in accordance with properly authorized Instructions (as hereinafter defined). The Bank or such other entity shall also receive in custody all stock dividends, rights and similar securities issued in connection with Securities held hereunder, shall surrender for payment, in a timely manner, all items maturing or called for redemption, and shall take such other action as the Fund may direct in properly authorized Instructions.

(C) Registration
Securities held hereunder may be registered in the name of the Bank, any entity authorized to hold Property in accordance with Sections 6 or 7 hereof, or a nominee of the Bank or any such authorized entity, and the Fund shall be informed upon request of all such registrations. Securities in registered form will be transferred upon request of the Fund into such names or registrations as it may specify in properly authorized Instructions.

(D) Cash Accounts, Segregated Accounts
         (i) The Bank shall, for each Portfolio of the Fund, open and maintain a separate Bank account in the name of the Fund, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund relating to such Portfolio, other than cash maintained by the Fund in a Bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. The Bank shall clearly record in its records the Portfolio to which each of the Fund's Bank accounts pertains. Funds held by the Bank for the Fund may be deposited by it to its credit as "Custodian" in the Trust and Custody Services Department of the Bank or in such other banks or trust companies as it may, in its discretion, deem necessary or desirable; provided, however, that every such bank or trust company, and the funds to be deposited with each such bank or trust company, shall be approved by vote of a majority of the Directors of the Fund. Such funds shall be deposited by the Bank in its capacity as Custodian and shall be withdrawable by the Bank only in that capacity.

         (ii) The Bank shall, upon receipt of properly authorized Instructions (as hereinafter defined) from the Fund on behalf of any one or more applicable Portfolios of the Fund, establish a segregated account for and on behalf of each such Portfolio into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Bank pursuant to Section 6 hereof, (a) in accordance with the provisions of any agreement among the Fund, on behalf of the Portfolio, the Bank and a broker-dealer registered under the Securities Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization(s), regarding escrow or other arrangements in connection with transactions by the Portfolio; (b) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the


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         Portfolio;  (c) for purposes of compliance by the Portfolio(s) with the procedures  required by Investment  Company Act Release  10666,  or any
         subsequent   release  or  releases  of  the   Securities  and  Exchange
         Commission relating to the maintenance of segregated accounts by registered investment companies; (d) to hold securities subject to repurchase agreements, to the extent that certificates for such securities are held in physical custody; and (e) for other proper corporate purposes, but only, in the case of clause (e), upon receipt of, in addition to proper instructions from the Fund on behalf of the applicable Portfolio(s), a certified copy of a resolution of the Board of Directors or of its Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

         (iii) The Bank shall receive from the Fund, from the purchaser of Fund Shares, or from the Transfer Agent of the Fund and, on the date of receipt, deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Bank will make such arrangements with the Transfer Agent as will ensure receipt by the Bank of all amounts due as payments for Shares of the Fund.

         (iv) Upon mutual agreement between the Fund and the Bank, the Bank shall, upon the receipt of properly authorized Instructions (as hereinafter defined):

                  1) invest in such instruments as may be set forth in such Instructions on the same day as received all federal funds received after a time agreed upon between the Fund and the
                  Bank: and

                  2) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Bank and to the extent that monies are received in payment for Shares of the Fund and are deposited into the Fund's Bank cash account.

         (v) The Bank shall collect on a timely basis all income and other payments with respect to registered Securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer Securities if, on the date of payment by the issuer, such Securities are held by the Bank or agent thereof or are held in a securities depository on such date of payment and shall credit such income, as collected, to the cash account of the appropriate Portfolio. Without limiting the generality of the foregoing, the Bank shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder

         (vi) Upon receipt of properly authorized Instructions (as hereinafter defined), which may be continuing instructions when deemed appropriate by the parties, the Bank shall pay out moneys of the Fund in the following cases only:

                  1) upon the purchase of Securities for the account of the Fund, but only (a) against the delivery of such Securities to the Bank (or any agent appointed pursuant to Section 7 hereof) registered in the manner required for Securities to be held pursuant to this Agreement or in proper form for transfer; (b) in the case of a purchase effected through a securities depository, in accordance with the conditions set forth in
                  Section 6 hereof; or (c) in the case of repurchase agreements, against delivery of collateral Securities as provided in clauses (a) or (b) above;

                  2) in connection with conversion, exchange or surrender of Securities owned by the Fund as set forth in Section 2 hereof;

                  3) for the redemption or repurchase of Shares issued by the Fund as set forth in Section 5(D)(viii) hereof;

                  4) for the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund, whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

                  5) for the payment of any dividends declared pursuant to the governing documents of the Fund;

                  6) for any other proper purpose, but only upon receipt of, in addition to proper Instructions, a certified copy of a resolution of the Directors or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom and the Portfolios from which such payment is to be made.

         Except to the extent that the Bank may be instructed otherwise by certified resolution meeting the requirements of paragraph (6) of this
         Section 5(D)(vi), the payment of Fund monies upon the acquisition of Securities or the redemption or repurchase of Shares shall be charged to the account of the Portfolio to which the transaction relates and all other payments of monies for expenses and other purposes shall be charged against the appropriate Portfolio in accordance with the Fund's Articles of Incorporation and current prospectus, as in effect from time to time.

         (vii) In any and every case where payment for purchase of Securities for the account of the Fund is made by the Bank in advance of receipt of the Securities purchased (i.e., in advance of the time specified in
         Section 5(D)(vi)(l) in the absence of specific written instructions from the Fund to so pay in advance, the Bank shall be liable to the Fund for losses resulting from the Bank's negligence for such Securities to the same extent as if the Securities had been received by the Bank, except that in the case of repurchase agreements entered into by the Fund with a bank which is member of the Federal Reserve System or a registered broker-dealer under the Securities Exchange Act, the Bank may transfer funds to the account of such bank or broker-dealer prior to the receipt of written evidence that the Securities subject to such repurchase agreement have been transferred by book-entry into a segregated account of the Bank maintained with a Federal Reserve Bank or of the safe-keeping receipt, provided that such Securities have in fact been so transferred by book-entry.

         (viii) From such funds as may be available for the purpose, the Bank shall, upon receipt of instructions from the Fund's Transfer Agent (as such instructions may be confirmed by the Fund pursuant to the Service Standards or any service level agreements between the parties hereto), make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Bank is authorized, upon receipt of instructions from the Transfer Agent (as such instructions may be confirmed by the Fund pursuant to the Service Standards or any service level agreements between the parties hereto), to wire funds to or through a commercial bank designated by the redeeming shareholders.



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(E) Reports

         (i) If the Bank has in place a system for providing telecommunication access or other means of electronic access by customers to the Bank's reporting system for Property in the Custody Account, then, at the Fund's election, the Bank shall provide the Fund with such instructions and passwords as may be necessary in order for the Fund to have such electronic access through the Fund's terminal device. Such electronic access shall be restricted to information relating to the Custody Account. If electronic access to such reporting system is requested by the Fund, the Fund agrees to assume full responsibility for the consequences of such use, including any misuse or unauthorized use of the terminal device, instructions or passwords referred to above, and agrees to defend and indemnify the Bank and hold the Bank harmless from and against any and all liabilities, losses, damages, costs, counsel fees, and other expenses of every nature suffered or incurred by the Bank by reason of or in connection with such use by the Fund or others of such terminal device, unless such liabilities, losses, damages, costs, counsel fees and other expenses can be shown to be the result of negligent or wrongful acts of the Bank, the Bank's employees or the Bank's agents. Further, in the event the Fund elects to have electronic access, the Bank shall provide the Fund on each business day a report of the preceding business day's transactions relating to the Custody Account and of the closing or net balances of each business day. If the Fund does not choose to have electronic access, the Bank shall provide the Fund with such reports of transactions in the Custody Account by such means as may be mutually agreed upon.

         (ii) The Bank agrees to use its best efforts to furnish the Fund with such information regarding Property held hereunder as the Fund may request in good faith in connection with its complying with requests of any regulatory authorities having jurisdiction over the Fund. Upon the request of the Fund or in compliance with applicable laws or regulations, the Bank agrees to execute, as custodian, any necessary declaration or certificates of ownership under the federal tax laws or the laws or regulations of any other taxing authority now or hereafter in effect

         (iii) The Bank shall also, subject to restrictions under applicable law, seek to obtain from any entity with which the Bank maintains the physical possession of any of the Property in the Custody Account records of such entity relating to the Property in the Custody Account as may be required by the Fund or its agents in connection with an internal examination by the Fund of its own affairs. Upon a reasonable request from the Fund, the Bank shall use its best efforts to furnish to the Fund reports (or portions thereof) of the external auditors of each such entity relating directly to such entity's system of internal accounting controls applicable to its duties under its agreement with the Bank.

(F) Access

         (i) The Bank shall submit to the auditors for the Fund, or to anyone the Fund designates, such reports (including reports in respect of the Bank's systems of internal accounting controls as the Fund may reasonably request from time to time) or other information relating to the Bank's services hereunder as such auditors or other designees may require from time to time during the term of this Agreement in good faith for the Fund's compliance with applicable laws, rules or regulations. The Bank shall establish and maintain for operational and account purposes such other accounts or records as the Fund and the Bank may from time to time consider necessary or appropriate. The Bank shall furnish the Fund with periodic statements of transactions and statements of Property held for the account of the Fund as may be directed by the Fund from time to time.

         (ii) During the Bank's or its subcustodian's regular banking hours, as the case may be, and upon receipt of reasonable notice directly from the Fund, any officer or employee of the Fund, any independent accountant(s) selected by the Fund, and any person designated by any regulatory authority having jurisdiction over the Fund shall be entitled to examine on the Bank's (or its subcustodian's) premises Property held by the Bank on its (or its subcustodian's) premises and the Bank's records regarding Property held hereunder or deposited with entities authorized to hold Property in accordance with Section 6 and 7 hereof, but only upon furnishing the Bank with properly authorized Instructions to that effect.

         (iii) The Bank's reasonable costs and expenses in facilitating an~examination or audit for the Fund's accounts on the Bank's (or its subcustodian's) premises shall be borne by the Fund. However, such costs and expenses shall not include the Bank's costs in providing to the Fund such reports and documents as this Agreement contemplates that the Bank shall normally furnish to the Fund.

(G) Voting and other Action

         (i) The Bank will transmit to the Fund as soon as practicable upon receipt, and will instruct any entities authorized to hold Property in accordance with Sections 6 or 7 hereof to transmit to the Fund upon receipt, all financial reports, stockholder communications, notices, proxies and proxy soliciting materials received from issuers of Securities, and all information relating to exchange or tender offers received from or on behalf of offerors with respect to Securities. Except as provided herein, the Bank is directed to cause all proxies for Securities to be executed by the registered holder thereof and returned to the issuer or other soliciting party with instructions to vote the proxy in the manner favored by the issuer's management. From time to time, the Fund may issue, and the Bank agrees to comply with written instructions as to the voting of proxies, or specified classes of proxies, at variance from the foregoing direction; provided that the Bank has not voted any such proxies or classes of proxies prior to any notification by the Fund not to vote in the manner favored by the issuer's management. The Bank shall not be liable for any losses or damages resulting from the voting of any proxies or classes of proxies, except in the case of the Bank's negligence or willful misconduct in performing its duties hereunder. The Bank shall provide prompt notice as further stipulated in the Service Standards in respect of all corporate announcements (e.g. stock dividends, stock splits, reverse stock splits, calls, etc.) relating to the Securities held in the Custody Account. For purposes of the Bank's compliance with the requirements of Securities and Exchange Commission Rule 14b-2, the Fund hereby advises the Bank, and the Bank acknowledges, that absent further written Instructions to the contrary, the Fund objects to information as to its identity and beneficial Security holdings being disclosed to any further persons or entities, including the issuers of such Securities.

         (ii) In the event of a tender or exchange offer with respect to Securities, the Fund will hand deliver or telecopy Instructions to the Bank as to the action to be taken with respect thereto, specifically designating such Instructions as relating to a tender or exchange offer. The Fund shall hold the Bank harmless from any adverse consequences of the Fund's use of any other method of transmitting Instructions relating to such offers.

         (iii) The Bank is authorized to accept, open and process in accordance with this Agreement, on the Fund's behalf, all mail or communications received by it or directed to its care.

6.       USE OF SECURITIES DEPOSITORIES
         The Fund authorizes the Bank, for any Securities held hereunder, to use the services of any securities depository permitted to perform such services for registered investment companies and their custodians under Rule 17f-4 promulgated under the Investment Company Act, including but not limited to, The Depository Trust Company, the Federal Reserve Book Entry System and Participants Trust Company. The Bank will deposit Securities held hereunder with a depository only in an account which holds assets of customers of the Bank.

7.       USE OF AGENTS
         Except as otherwise specifically provided herein, the Bank may not appoint agents to perform any of the duties of the Bank hereunder. Notwithstanding the foregoing, the Bank shall not be prohibited from using Clearance Systems, Market Infrastructure Entities and Transport Systems.

8.       INSTRUCTIONS
         (A) The Bank is authorized to rely and act upon written instructions ("Instructions") which are signed by persons named ("Authorized Persons") in a list provided by the Fund to the Bank from time to time. The list must be certified by the Fund's Secretary or Assistant Secretary and include authenticated specimen signatures of all Authorized Persons. Such list shall separately designate (x) those Authorized Persons who may authorize the withdrawal of Securities free of payment, (y) those Authorized Persons who may authorize the unconditional transfer of funds, and (z) those Authorized Persons who may give Instructions by verbal, electronic or other means as hereinafter provided. Bank shall be entitled to rely upon the continued authority of any Authorized Person to give Instructions until Bank receives notice to the contrary in accordance with this Agreement.

         (B) The Fund and the Bank further agree that the Bank is also authorized to rely and act upon:

                  (i) the procedures prescribed and Instructions issued in accordance with Exhibit B, "Manual Transmission Authorization " (including Schedule A thereof), attached hereto and incorporated herein; and

                  (ii) Instructions which the Bank receives by means other than a writing, provided that the Fund and the Bank shall have agreed, in advance and in writing, upon the means and methods for transmission (e.g., verbal, telephonic, telegraphic, electronic, etc.) and authentication of such Instructions, and further provided that the Bank, its officers, agents and employees shall have complied, in good faith and non-negligently, with all material requisites of such agreed means and methods. Insofar as this Section 8(B)(ii) may be implemented by the parties with reference to access, by telecommunication or other electronic means, by or on behalf of the Fund to the Bank's reporting system for Property in the Custody Account, this section is intended to supplement, and not to supplant, the provisions of Section 5(E) of this Agreement; in each case, whether or not such Instructions are validly authorized, provided the Bank believes in good faith such Instructions have been authorized and are in material compliance with the parties' agreed method of transmission and authorization of such Instructions.

         (C) Notwithstanding any other provisions of this Agreement, the Fund shall have the right from time to time to appoint and remove one or more Investment Managers to manage a part of the Property held under this Custodial Agreement. The Fund shall also have the right to direct the segregation of any part or all of the Property into one or more accounts, to be known as "Investment Manager Accounts". Written notice of any such appointment and removal of Investment Managers shall be given to the Bank and the Investment Manager so appointed by the Fund, along with specimen signatures of the Investment Manager(s) authorized to give Instructions with respect to the relevant Investment Manager Accounts. Each Investment Manager shall have authority, as an Authorized Person, to direct the Bank with respect to the acquisition, retention, management and disposition of all of the assets from time to time comprising that portion of the Property segregated into an Investment Manager Account for the Investment Manager.

         (D) The Bank may in its discretion,  without express authority from the
Fund:
                  (i) make payments (not to exceed $2000.00 in total with respect to each Portfolio before an accounting shall be made to the Fund) to itself or others for minor expenses of handling Securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund;

                  (ii) surrender Securities in temporary form for Securities in definitive form;

                  (iii) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

                  (iv) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and Property of the Fund, except as otherwise directed by the Fund or as otherwise provided herein.

9.       THE FUND
         (A) The Fund agrees that no printed material or other matter in any language (including without limitation, prospectuses, statements of additional information, notices to shareholders, annual reports and promotional material) which mention the Bank's or Citicorp's name or the rights, powers or duties of the custodian of the Fund shall be issued by the Fund or of Citicorp or on the Fund's behalf unless the Bank shall first have given its specific written consent thereto; provided, however, that no prior consent shall be required if the only reference to the Bank's or Citicorp's name is in identifying the Bank as the Fund's custodian.

         (B) The Fund shall give prior notice to the Bank of any change in its place of incorporation or organization, mailing address, or sponsors, or any significant change in management, investment objectives, fees or redemption rights.

         (C) The Fund confirms that it is, and agrees that in the future it will be, audited at least annually by an independent accounting firm and that it mails, and in the future will mail, an audited financial report of the Fund to its shareholders at least annually.

10.      FEES AND EXPENSES
         Fees and expenses for services rendered under this Agreement shall be those listed in Exhibit C attached hereto and incorporated herein. Fees and expenses shall not be increased for five years from the date of this Agreement. However, the parties may, from time to time, reduce said fees and expenses upon written agreement between the parties.

11.      PAYMENTS BY THE BANK
         The parties hereto acknowledge that:

         (A) the Fund is not permitted to borrow monies from the Bank in connection with the transactions contemplated hereby; and

         (B) all transactions will be pre-funded and no advances will be made by the Bank.

12.      TAX STATUS/WITHHOLDING TAXES
         (A) The Fund hereby agrees to provide the U.S. Tax Identification Numbers for each portfolio of the Fund.

         (B) The Fund may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Bank may deem necessary or proper to fulfill the Bank's obligations under applicable law. The Fund shall provide the Bank, in a timely manner, with copies of originals if necessary and appropriate, or any such proofs of residence, taxpayer status, beneficial ownership and any other information or documents which the Bank may reasonably request.

         (C) If any tax or other governmental charge or assessment shall become payable with respect to any payment due to the Fund ("Taxes"), such Taxes shall be withheld from such payment in accordance with applicable law. The Bank may withhold any interest, any dividends or other distributions or securities receivable in respect of Securities, proceeds from the sale or distributions of Securities ("Payments"), or may sell for the account of the Fund any part thereof or all of the Securities, and may apply such Payment in satisfaction of such Taxes, the Fund remaining liable for any deficiency. If any Taxes shall become payable with respect to any payment made to the Fund by the Bank in a prior year, the Bank may withhold Payments in satisfaction of such prior year's Taxes. The Fund shall indemnify and hold harmless the Bank, its officers, employees, agents and affiliated companies against any Taxes, penalties, additions to tax, and interest, and costs and expenses related thereto, arising out of claims against the Bank by any governmentalauthority for failure to withhold Taxes or arising out of any reclaim or refund of taxes or other tax benefit obtained by the Bank for the Fund.

         (D) This section 14 shall survive the termination of this Agreement and continue in force until the time for assessment of all Taxes expires.

13.      AMENDMENT
         This Agreement may not be amended except by a written agreement among the parties hereto.

14.      TERMINATION
         Either the Bank or the Fund may  terminate  this  Agreement  upon sixty
         (60) days' written notice to the other party. The Fund shall be responsible only for fees and expenses incurred through the termination date, excluding any termination fees.

         The Fund shall have a right to terminate this Agreement upon ten (10) days' written notice following receipt of any unilateral revision to the Service Standards, if the Fund does not reasonably agree in good faith with the modifications to such Service Standards. In the event of a termination, Bank shall provide reasonable assistance, as reasonably requested by the Fund during the transition of custodial services from the Bank to a third party. The Fund shall be responsible only for fees and expenses incurred through the termination date, excluding any termination fees.

15.      CONFIDENTIALITY
         Subject to the foregoing provisions of this Agreement and any applicable law, the Fund and the Bank shall each use best efforts to maintain the confidentiality of matters concerning Property in the Custody Account.

16.      NOTICES
         All notices and other communications hereunder, except for Instructions and reports relating to the Property which are transmitted through the Bank's electronic reporting system for Property in the Custody Account, shall be in writing, telex or telecopy or, if verbal, shall be promptly confirmed in writing, and shall be hand-delivered, telexed, telecopied or mailed by prepaid first class mail (except that notice of termination, if mailed, shall be by prepaid registered or certified mail) to each party at its address set forth above, if to the Fund, marked "Attention Carl J. Rudolph" and if to the Bank, marked "Citibank, N.A. as Custodian for AAL Variable Product Series Fund Inc.", or at such other address as either party may give notice of to the other.

17.      ASSIGNMENT
         No party may assign, transfer or charge all or any of its rights and benefits hereunder without the written consent of the other parties. Any purported assignments made in contravention of this Section shall be null and void and of no effect whatsoever.

18.      GOVERNING LAW
         This Agreement shall be governed by, and construed according to, the laws of the State of New York. In the event of litigation, the prevailing party shall be awarded actual attorneys fees, costs and expenses.

19.      MISCELLANEOUS
         (A) This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         (B) This Agreement contains the entire agreement between the parties relating to custody of Property and supersedes all prior agreements on this subject. The parties may hereafter enter into further agreements contemplating the effecting of loans, by the Bank to the Fund, or the lending by the Fund of Securities to third parties with the Bank acting as the Fund's agent.

         (C) The captions of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

CITIBANK, N.A.


BY:       /s/ Joseph S. Jasionowski
          ----------------------------


NAME:  Joseph S. Jasionowski
         Managing Director
         Citibank, N.A.
         111 Wall St./ 24th Flr./ Zn. 6
         New York, NY  10043
         (212) 657-9152
         Personnel #5059670
AAL VARIABLE PRODUCT SERIES FUND, INC.


BY:  /s/ D. Charles DeVries
    -----------------------
       D. Charles DeVries
       President

BY:  /s/ Carl J. Rudolph
    ----------------------
       Carl J. Rudolph
       Treasurer

                                    EXHIBIT A


                     Citibank/Aid Association for Lutherans
                   and AAL Variable Product Series Fund, Inc.

                       Custody Customer Service Standards

                                    July 1996

Table of Contents


                                                                            Page

Definitions                                                                   3


Securities Processing:  Receive Instructions                                  4


Securities Processing:  Delivery Instructions                                 6


Securities Processing:  Delivery - Deadlines                                  7


Transfer/Split Registration Processing                                        9


Income Collection and Distribution                                           10


Reorganization Department                                                    11


Other Citibank Responsibilities                                              13


Customer Investigations and Inquiries                                        15


Customer Responsibilities to Citibank                                        16



Definitions:

Customer Defined: For purposes of the Services Standards herein, Customer shall mean Aid Association for Lutherans, AAL Employees' Retirement Trust, AAL Savings Plan Trust and AAL Variable Product Series Fund, Inc.

Securities Processing:  Citibank Receives

Citibank will receive securities delivered to their accounts, in either physical or book entry form, at the following locations or routing addresses:

         PHYSICAL:                  Citibank
                                    20 Exchange Place
                                    New York, NY  10043
                                    Physical R&D Unit
                                    Level C

         Delivery instructions must include:

         Customer Name:                                    Customer Account #
                                                             With Citibank:
Aid Association for Lutherans                                      846647
AAL Savings Plan Trust                                             846648
AAL Employees Retirement Trust                                     846649
AAL Holdings Inc.                                                  846656
AAL Variable Product Large Company Stock Portfolio                 846650
AAL Variable Product Small Company Stock Portfolio                 846651
AAL Variable Product Bond Portfolio                                846652
AAL Variable Product Balanced Portfolio                            846653
AAL Variable Product Money Market Portfolio                        846654

FED ELIGIBLE:*             Citibank/Cust
                           ABA #021000089
   Reference Relevant Customer Name and Account # From Above

DTC ELIGIBLE:*             Citibank #908
   Reference Relevant Customer Name and Account # From Above

PTC ELIGIBLE:*             CBANK
   Reference Relevant Customer Name and Account # From Above

CEDEL(Euroclear):     80826 for Aid Association for Lutherans (Account #846647)
                      80914 for AAL Savings Plan Trust (Account #846648)
                      80915 for AAL Employees Retirement Trust (Account #846649)

NSCC ELIGIBLE:             Citibank #908

It is important that Citibank be notified in advance of any securities receipts. However, in the event that no corresponding instructions have been received prior to Citibank's receipt of a security, the standards on the following page will apply.

*For book entry settlements, the customer's bank/broker must include customer name and account number in the comments field of the transaction.

Citibank will receive items against payment or free. We will apply them to the customer's account on the same day providing Citibank had previously received a valid faxed trade ticket. Citibank will ensure all necessary forms, documents, etc. are attached and completed before receipt. Customer will request re-registration and deposit as necessary as part of settlement instructions. All physical securities will be settled and held in New York.

For Securities Received Against Payment Without Instructions:

If the Bank/Broker provides sufficient information for Citibank to identify its customer, then Citibank will attempt to obtain those instructions through immediate contact with the customer.

Your response to these exception items must be communicated back to Citibank at least fifteen minutes for Book Entry and 30 minutes for Physicals prior to the strict reclaim ("street") deadlines listed on page 7, or the items will be returned. It is recommended that you don't wait until the deadline to communicate and that you don't accumulate a list to respond to near the deadlines.

There will be times when the securities received do not agree with the customer's instructions (i.e., coupon rate or net money difference). In these cases, the customer will be immediately contacted. Net money differences less than $1 on all accounts, other than the AAL Variable Product Series Fund, Inc. accounts, do not require customer contact. Citibank must receive the customer's response within the guidelines outlined in the above paragraph.

For Securities Received Free Without Instructions:

If the Bank/Broker provides sufficient information for Citibank to identify its customer, then Citibank will attempt to obtain those instructions through immediate contact with the customer.

In the case of securities sent "free" by mail, if instructions or required documentation are not received within five (5) business days of receipt and the customer had been previously identified and notified, the securities will be returned to the sender.

In the case of securities received "over the window" or through a depository, if instructions or required documentation are not received within three (3) business days of receipt and the customer had been previously identified and notified, the securities will be returned.

Please Note:
It is a "street" requirement for amortizing mortgage-backed securities to settle based on original face value (not the current principal value). Therefore, the customer's instructions to Citibank should reflect the value of units to be received or delivered as original face.

Securities Processing:  Citibank Delivers

Citibank will make delivery of securities to its customer's contra parties on the settlement date of the trade, within "street" standard window closing deadlines, as long as the account holds deliverable securities and provided that valid instructions have been received as specified within the standards on page
7. Citibank will communicate to the customer any necessary forms or documents required in order to ensure timely proper settlement.

Please note that all of the times listed are New York times and that these standards (for physical deliveries) apply to deliveries within the New York City Financial District.

These standards do not apply to book entry securities which are requested to be withdrawn and delivered in physical form, nor do they apply to depository eligible securities held or received in physical form which are then requested to be delivered out in book entry form.
See transfer/split deposit processing standards on page 9.

These standards also assume that trades will be input in a staggered fashion prior to settlement date. If high volumes of delivery instructions are "sent" to Citibank, by the customer, at or just prior to the stated cutoff times, these deliveries will be made on a best effort basis (refer to instruction deadline matrix on page 7).


Please Note:
It is a "street" requirement for amortizing mortgage-backed securities to settle based on original face value (not the current principal value). Therefore, the customers' instructions to Citibank should reflect the value of units to be received or delivered as original face.

Instruction Deadlines

DELIVERIES vs. PAYMENT (all times are New York times)

If trade information is received prior to the following input deadlines, the trade will be input by the stated service standard times.

                                      FUNDS          INPUT BY          INPUT BY         SERVICE           STREET
        INSTRUMENT                    TYPE           CUSTOMER          CITIBANK         STANDARD          DEADLINE

Fed Book Entry-Non Dealer             FF             2:45 P.M.         2:30 P.M.        Same Day          3:00 P.M.
  (Gov't Bills, Bonds, Notes,
  Agencies)

DTC - SDFS Settlements                FF             2:45 P.M.         2:30 P.M.        Same Day          3:00 P.M.
  (Including Money Market
  Instruments)

PTC Eligible Securities               FF             2:45 P.M.         2:30 P.M.        Same Day          3:00 P.M.
  (GNMA's)

Physical Money Market Instruments &
Physical Governments-Non Dealer to Dealer
  (BAs, CDs, CP, GNMAs,               FF             1:00 P.M.         12:45 P.M.       Same Day          2:15 P.M.
  FHAs, etc.)

Physical Money Market Instruments &
Physical Governments-Non Dealer to Non Dealer
  (BAs, CDs, CP, GNMAs,               FF             1:15 P.M.         1:00 P.M.        Same Day          2:30 P.M.
  FHAs, etc.)

Physical Equities, Corporates, Muni's
                                      CH             7:45 P.M.         4:00 P.M.        On S/D            11:30 A.M.
                                                     on Prior Day      on Prior Day
New Issues:
  Physical                            FF/CH          2:00 P.M.         1:45 P.M.        Same Day          3:15 P.M.
  DTC-Same Day Funds                  FF             2:45 P.M.         2:30 P.M.        Same Day          3:00 P.M.



Note: Sales of maturing securities within two (2) days or less of their stated maturity date for New York Paying Agents, or within seven (7) days or less for out-of-town agents must be communicated to your administrator in order to avoid conflicting delivery and redemption instructions.

         S/D = Settlement Date

Same Day Trades

For same day trades for any short-term transaction such as Treasury Bills, Commercial Paper, etc., instructions must be sent by 12:30 p.m. EST via a valid faxed trade ticket. This deadline also applies to the AAL Variable Product Series Fund, Inc.'s Short Term Investment Fund (STIF).


The Federal Reserve Bank Standards are not static because the Fed often grants extensions.

Deliveries returned to Citibank (DK'd) require a customer response. Operations will contact the customer's client administrator as soon as the item is DK'd. The customer must respond within one business day or the instruction will be cancelled.

Citibank's demand deposits account (DDA) capability allows for both immediately available funds (FF) and next day funds (CH) processing. Credits or debits in next day funds will reflect a one day delay in availability from the transaction settlement date.

Regarding same day turnaround processing:

   - The receive and delivery instructions must be input within the service standard above. The bank/broker delivering the asset to Citibank must present them at least 15 minutes prior to the street deadline for book entry securities and at least 45 minutes prior to the street deadline for physical securities.

   - Same day turnarounds processed within the Federal Reserve System by Citibank's Custody Operations cannot be delivered in the dealer time.

Transfer/Split Deposit Processing

Physical:

All physical securities required to be split or re-registered will be forwarded by Citibank to the appropriate transfer agents within one business day of the Bank's receipt of these instructions.

Book Entry:

Withdrawal-by-transfer instructions will be processed to the depository within one business day of the Bank's receipt of these instructions.

Please Note:

The customer will be notified directly if any additional documentation or registration information is required.

Customers selling securities that are already in transfer will have a high probability of a delivery fail. However, in those situations Citibank will contact the agent to expedite the transfer process.

Please Note:

Customers trading physical securities as a "turnaround" should use the clearance pool transaction. This transaction type bypasses standard processing such as re-registration and vault processing.

Securities placed out for legal transfer (those transfers requiring documentation, i.e., letters testamentary, corporate resolutions, etc.) extending over the settlement date of a pending trade, will not be funded by Citibank.

All requests for re-registration/splits and associated documentation should be addressed to:

                                 Citibank, N.A.
                              WWSS Custody Division
                                 111 Wall Street
                               New York, NY 10043
                                   Attention:
          (The name and location of customer's account administrator.)

Income Collection and Distribution

Payments of principal, interest and dividends (with the exception of physical securities item number 3 below) are credited to customers accounts on a contractual basis. All funds received through the custody accounts for income and principal payments on securities whether securities are registered in Citibank's name, Citibank's Nominee name or customer name shall be processed by Citibank according to the Income Collection and Distribution standards as though they were in Citibank's Nominee name.
These payments will be made by Citibank within the guidelines below:

Please Note:
Adjustments to income by the paying agent are provided to Citibank's customers within 48 hours of that adjustment.

U.S. Government Obligations and Agencies (Fed Eligible Securities) Payment will be in immediately available funds on payable date.

Corporate, Municipal and Equity Securities (DTC) Payment will be in immediately available funds on payable date.

Mortgage Backed Securities (DTC)
Payment will be in immediately available funds on payable date.

GNMA I Mortgage Backed Securities (PTC)
Payment will be in immediately available funds no later than one business day after the payable date.

GNMA II Mortgage Backed Securities (PTC)
Payment will be in immediately available funds on payable date.

Physical Securities

1-Bearer Coupon Bonds
Payment will be in immediately available funds on payable date.

2-Registered in Citibank's Nominee with a predetermined payment schedule Payment will be in immediately available funds on payable date.

3-Registered in Citibank's Nominee without a predetermined payment schedule Income from physical securities (e.g. FHAs, SBAs, Broker Mortgages, etc.) will be credited to the customer's account in immediately available funds no later than five (5) business days after payable date.

4-Registered in Customer's Name and Address See Customer responsibilities to Citibank on page 16.

Note: For those issues that would normally be paid one business day after the payable date, income will be credited on the last day of the month if that is the payment date.

Reorganization Department

Functional Responsibilities Include:

Tender Offers, Conversions, Mergers, Exchanges, Maturities, Called Bonds, Rights, Warrants, Liquidations, Bankruptcies, Class Actions, Stock Splits, Distributions, Put Bonds, Dividend Reinvestments, Treasury Bill Rollover, etc.

Sources of Information:

         HARD COPY:                 o      DTC Important Notices
                                    o      DTC Participant Terminal System (PTS)
                                    o      Wall Street Journal
                                    o      New York Times
                                    o      Financial Times
                                    o      Notices from Redemption Agents

         TRANSMISSIONS:             o      XCITEK, Inc.
                                    o      Financial Information, Inc.

         TAPE FORM:                 o      Kenny Information Systems
                                    o      Interactive Data Services

Customer Notification:

On all voluntary reorganization functions with an expiration date, a critical notice (detailing all pertinent information) will be sent via fax to the customer no later than close of business the day following the receipt by Citibank's Reorganization Department.

The purpose of this notification is for Citibank to solicit a response from the customer by no later than 5:00 p.m. in New York, two (2) business days prior to the notice's expiration date, in order to be able to successfully execute the required functions. Responses received after this deadline will be handled on a best efforts basis.

Advance notices will be sent via fax to all customers "holding" called bonds within two (2) days of receipt to give them the opportunity to make reinvestment decisions as quickly as possible.

Advance notices on full-issue call redemptions will be sent via fax to clients within two (2) days of the receipt of this information by Citibank.

In the case of partial  calls,  advance  notices will be sent via fax within two
(2) days of the Reorganization Department establishing that the call includes holdings at Citibank. The allocation of the call for securities held within a depository will be performed by Citibank based upon market acceptable lottery practices.

On puttable bonds, customer will be advised of put no later than the window expiration date minus seven (7) business days. Response by the customer to the put option will occur no later than two (2) business days prior to deadline.

On all non-voluntary actions, Citibank shall take prompt and appropriate action in respect of all corporate announcements (stock dividends, splits, reverse splits, calls, etc.) directly affecting the capitalization of the issues of any or all securities in the custody accounts.

All notifications should be faxed in duplicate to customer (one fax to Investment Accounting and one fax to the Investment Department for Accounts #846647, #846648, #846649 and #846656; one fax to AAL Capital Management and one fax to the Investment Department for Accounts #846650, #846651, #846652, #846653 and #846654).

Maturities and Redemptions:

Maturities and redemptions will be posted to customer's accounts on the scheduled maturity date in either immediately available funds or next day funds depending on the instrument.

Instructions to rollover maturing U.S. Treasury Bills will be accepted up to the last day of the week preceding the maturity date of the Bill.

Citibank will deliver maturing physical securities (regardless of nominee name or held within the vault through simple custody function) to the necessary agent, trustee, etc. in advance of the maturity date, without notice from the customer, to ensure payment on payable dates.

Cash and Asset Payments:

Cash payments will be credited to customer's accounts on the payable date of all called bonds. If a sale is executed after the publication date of any called bonds, or after the customer's receipt of written notification regarding tender offers, the customer will assume full responsibility for any exposure this action might incur.

DTC eligible puttable bonds will be credited on their put date. Other put issues will be credited on the same day funds are received by Citibank.

Cash payments on all other corporate actions will be credited to customer accounts on the same day that the funds are received by Citibank.

In the case of a stock split, stock dividend, or stock distribution, the shares will be posted to customer's accounts, free, on payable date (on ex-date for splits).

Other security  distributions will be credited to customer's accounts within two
(2) business days of payable/effective date.

If the customer utilizes a Dividend Reinvestment Plan, then customer's standing instructions will be followed. This is subject to "street" conditions and governed by the plan sponsor.

Other Citibank Responsibilities

Payment Management:

Citibank will notify both customer and paying agent if payments on any security held within the custody arrangement is delinquent by more than ten (10) business days. Citibank will notify both customer and paying agent if overpayments or underpayments occur on any security held within the custody arrangement within five (5) business days of occurrence. Both Citibank and customer will resolve these situations together and appropriately.

Applies to AAL Variable Products Series Fund, Inc. Only: Before responding to a net cash disbursement request from Vantage/Continuum or any successor third-party administrator in respect of the AAL Variable Product Series Fund, Inc., Citibank shall request and receive (i) telephonic instructions from the AAL Investment Accounting Department, as confirmed by (ii) facsimile bearing the manual or stamped signature of Carl J. Rudolph of AAL.

Reports:

Citibank will forward confirmation of all transactions that occur within any securities depository that Citibank deposits customer's securities into, including DTC and PTC. Citibank will timely forward to customer any report which it receives in regards to internal control systems for DTC and PTC.

Standard Custody Reports on Citibanking will be available by 7:00 a.m. EST 100% of the time. These reports include month-end pricing of public securities.

Month-end Investment Accounting Reports on Citibanking will be available by 7:00 a.m. EST on the fifth (5th) business day after month-end.

Automation:

Citibank shall maintain all of the software necessary to support automated functions performed at the customer level regarding customer custody activity. Citibank will provide support for an on-line automated transfer of equity trading with regards to the AAL Variable Product Series Fund, Inc.

Pricing:

Pricing for all Customers, other than the AAL Variable Product Series Fund, Inc., will be provided for securities utilizing the guidelines contained in the chart on page 14 herein.

This  chart  represents  the  industry   standards  for  securities  pricing  as
determined by the MLSPS/Bank Advisory Board.


SECURITY                             *PRICE            PRICING           PRIMARY            SECONDARY            SECONDARY
  TYPE                               TOLERANCE         FREQUENCY         VENDOR             VENDOR 1             VENDOR 2

U.S. Treasury Notes                  0.00%             Daily             Merrill Lynch      Interactive Data
U.S. Treasury Bonds                  0.00%             Daily             Merrill Lynch      Interactive Data
U.S. Treasury Bills                  0.00%             Daily             Merrill Lynch      Interactive Data
GNMA/FNMA/FHLMC                      2.00%             Daily             ABSG               Merrill Lynch        Interactive Data
     (Agencies-Fixed)
GNMA/FNMA/FHLMC                      0.25%             Daily             ABSG               Merrill Lynch        Interactive Data
     (Agencies-ARMS)
GNMA/FNMA/FHLMC REMICS               2.00%             Daily             ABSG               Merrill Lynch        Interactive Data
FHLB                                 2.50%             Daily             Merrill Lynch      Interactive Data     ***Prudential
SBA Loans/Pools                      2.00%             Daily             Merrill Lynch      Interactive Data     ***Prudential

Domestic Corporate Bonds/Notes       2.00%             Daily             Merrill Lynch      Interactive Data     ***Prudential
  Corp. Floating Rate Bonds/Notes    0.25%             Daily             Merrill Lynch      Interactive Data     ***Prudential
  Medium Term Notes (Fixed Rate)     2.00%             Daily             Merrill Lynch      Interactive Data     ***Muller Data
  Medium Term Notes (FLTG Rate)      0.25%             Daily             Merrill Lynch      Interactive Data     ***Muller Data
  Convertible Bonds                  2.00%             Daily             Merrill Lynch      Interactive Data     ***Prudential
  Private Placements                 2.00%             Monthly           Merrill Lynch      Interactive Data     ***Prudential
  Yankee/Euro                        2.00%             Daily             Merrill Lynch      ***Interactive Data  ***Bloomberg
  CMO's                              2.00%             Daily             ABSG               **Merrill Lynch      ***Interactive Data

Foreign Denominated Bonds            2.00%             Daily             EXTEL
  Foreign Convertible                2.00%             Daily             EXTEL

Muncipal Bonds                       2.00%             Daily             Interactive Data   ***Prudential

Domestic Common Stock
  Listed                             0.00%             Daily             Interactive Data
  Unlisted                           2.00%             Daily             Interactive Data   ***Prudential
  Preferred Stock                    2.00%             Daily             Interactive Data   ***Prudential
  Convertible Preferred Stock        2.00%             Daily             Interactive Data   ***Prudential

Foreign Denominated Stock
  Listed                             0.00%             Daily             EXTEL
  Unlisted                           2.00%             Daily             EXTEL
  Preferred Stock 2.00%              Daily             EXTEL
  Convertible Preferred Stock        2.00%             Daily             EXTEL

Mutual Funds                         0.00%             Daily             Interactive Data

ADR'S
  Listed                             0.00%             Daily             Interactive Data
  Unlisted                           0.25%             Monthly           Interactive Data


NOTE:    *     = Tolerance is used to determine whether override price will be used
                 (i.e. other price sources may be used only if outside tolerance).
         **    = Weekly, mid month and month end pricing source.
         ***   = Month end pricing source.







Customer Investigations and Inquiries

All investigations/inquiries should be forwarded to your account administrator directly.

The minimum information required to respond to an inquiry/investigation is:

         o        Customer's name and account number
         o        Citibank's internal security number or industry CUSIP number
         o        Description of security
         o        Explanation of problem
         o        Reference or name to whom Citibank can direct a reply

Note: Any additional relevant information including reference numbers should be forwarded.

All inquiries will be acknowledged by Client Services within 24 hours of their receipt.

Customer Investigations and Inquiries will be responded to within 4 business days provided that the age of the underlying problem is less than six months old. Older items may require some additional time to resolve.

Items   requiring   more  than  four  (4)  business  days  to  resolve  will  be reacknowledged weekly via telephone as to the status of the inquiry.







Customer Responsibilities to Citibank

Citibank is dedicated to providing the highest levels of service and achieving the greatest levels of customer satisfaction in its Custody Operations. In order to ensure that we meet these goals, we ask our customers to abide by the following principles for each area:

In Instruction Processing:

Ensure the completeness and accuracy of all information that is communicated to Citibank.

Deliver instructions to Citibank before their stated cutoff times.

Advise Citibank of any amendments or cancellations immediately.

For Settlement Processing:

Follow up with broker/clearing agent on all failed trades the business day immediately following the contractual settlement date of the trade.

For Income Collection:

Specifically advise Client Services of shares sold ex-dividend and prior to ex-date or purchased cum-dividend after ex-date.

For Corporate Actions:

In cases where securities are registered in customer's name (i.e. they are registered in customer name and address but held in safekeeping at Citibank), and Citibank does not receive notice of a corporate action, it becomes the customer's responsibility to notify Citibank of the desired course of action or we will assume no responsibility.

Reply to Citibank before cutoff times specified in the individual corporate action advises customer received from Citibank.

Advise Citibank of any corporate actions customer becomes aware of where notification from Citibank has not been received.

For Tax Requirements:

Provide W9 every three years.

Provide needed documentation to satisfy legal requirements.

For Customer Inquiries:

Provide a contact list to ensure replies are directed appropriately.

Use the electronic banking reports service, where appropriate, together historical information.





                                                                       Exhibit B

To:      Citibank, N.A.
         Date:  June 30, 1996
         111 Wall Street
         New York, New York 10043
         (herein referred to as the "Bank")

The Bank has offered the undersigned  Fund a transmission  method with automated security  procedures for  transmitting  funds transfer  instructions  (including those transfers  funded by a securities  sale) and other  communications  to the
Bank;  the  Fund  may  decline  in  certain  circumstances  (such  circumstances evidenced  by the fact that the Bank  receives an  instruction  pursuant to this
Authorization)  to  use  such  transmission  method  and,  fully  aware  of  the associated  risks,  has  requested  the Bank to  accept  instructions  and other communications  transmitted by the procedures more fully described in the Manual
Transmission  Procedures  attached  hereto  ("Manual  Procedures").  In order to induce  the Bank to act upon  communications  and  instructions  transmitted  by
Manual   Procedures,   the  Fund  hereby   authorizes   the  Bank  to  act  upon
communications and instructions received by Manual Procedures in accordance with the following:

1. The Fund shall provide the Bank with (a) an original statement in the form of the Manual Procedures, or an equivalent document, and (b) such other documentation as the Bank may reasonably request evidencing that this Authorization and all related documents have been properly authorized and are in conformity with the organizational documents and any other rules, regulations or laws to which the Fund may be subject.

2. The Fund may, from time to time, add or delete authorized persons by delivering to the Bank an original statement in the form attached hereto, or an equivalent document, which shall be effective no earlier than the business day after receipt by the Bank, and shall not affect the Bank's actions or omissions prior to such effective date.

3. The Fund agrees to strictly limit information about the contents of this Authorization to its officers and employees who need to know, and to use its best efforts to ensure that such officers and employees at all times treat the contents hereof with strict confidentiality in order to maintain the security of the procedures established hereby.
         The Fund shall immediately notify the Bank of any breach or suspected breach or compromise of the security established hereby.

4. The Fund acknowledges and agrees that: (a) it has expressly requested that the Bank implement the procedures set forth in the form attached hereto, (b) the Bank has offered a secure transmission method which the Fund knowingly in certain circumstances may decline to use, and as long as the Bank acts in accordance with the Manual Procedures and reasonably believes that instructions or communications have been sent by an authorized person, the Bank shall have no further duty to verify the content of any communication or instruction or the identity of the sender or confirmer thereof, and the Fund expressly agrees to be bound by any communication or instruction, whether or not authorized, sent in its name and accepted by the Bank. The Bank shalt have absolute discretion, for any reason whatsoever, to act or not to act upon and/or request verification of any communication or instruction received by telephone;






         provided, however, that the Bank shall notify the Fund promptly should the Bank elect to defer action until the verification is delivered to the Bank. Nothing contained herein shall require the Bank to violate any applicable laws, rules or regulations on the transfer of funds or data transmission.

5. The Fund hereby irrevocably agrees that, as long as the Bank acts in compliance with this Authorization the Fund will indemnify hand hold the Bank harmless from and against any loss, liability, claim or expense (including reasonable legal fees and expenses) resulting from the Bank's reliance on this Authorization, to the extent the Bank would be entitled to be indemnified and held harmless pursuant to the Custodial Services Agreement dated June 30, 1996, agreed upon between the Bank and the Fund.

6.       This  Authorization  may be  terminated by either party hereto upon ten
         (10) days' prior written notice to the other; provided, however, that the Bank's agreement may be terminated immediately without notice in the event the Bank deems that the security of the Manual Procedures established hereby have been compromised or breached; and provided, further, that termination by the Bank shall not affect the Bank's rights or the Fund's obligations with respect to communications and instructions received by the Bank prior to the termination.

7.       The   unenforceability   or   invalidity   of  any  provision  of  this
         Authorization  shall not render any other  provision  unenforceable  or invalid.

8. This Authorization may not be amended except in a writing executed by the Fund and accepted by the Bank.

9. Any notices provided for herein shall be in writing, and shall be deemed to have been given when delivered personally, or when deposited in the mail, certified, postage prepaid, or sent by authenticated telecommunications, to the addresses provided below.

10. This Authorization shall in all respects be construed in accordance with and governed by the laws of New York.

               AAL Variable Product Series Fund, Inc. (Fund Name)

               By:          /s/ D. Charles DeVries
                            (Authorized Signature)

               Name and Title:                D. Charles DeVries President

               Address for Notices:          4321 N. Ballard Road
                                             Appleton, WI 54919-0001

               Attention:                Carl J. Rudolph






ACCEPTED:

               CITIBANK, N.A.

               By:      /s/ Joseph S. Jasionowski

               Name and Title:          Joseph S. Jasionowski, Managing Director
                                        111 Wall St. /24th Flr./Zn. 6
                                        New York, NY 10043  (212) 657-9152

Address for Notices:                    Citibank, N.A.
                                        111 Wall Street
                                        New York, New York 10043

Attention:







                         MANUAL TRANSMISSION PROCEDURES

                               dated June 30, 1996


Fund:    AAL Variable Product Series Fund, Inc.
                  Legal Name

Name and date of Fund Agreement or Authorization (if applicable):
-------------------------------------------------------

List each account number included in the authorization:


  Account Number                         Account Name

      846650             AAL Variable Product Large Company Stock Portfolio

      846651             AAL Variable Product Small company Stock Portfolio

      846652             AAL Variable Product Bond Portfolio

      846653             AAL Variable Product Balanced Portfolio

      846654             AAL Variable Product Money Market Portfolio


The Bank is hereby authorized to act upon instructions transmitted in the name of each User listed below in accordance with the following Manual Procedures
(please indicated each primary transmission method):


===================================================================================================================================
       Courier     Phone         US            Fax                 Other (e.g. Telex, Electronic Mail)
                                 Mail                              -specify
-----------------------------------------------------------------------------------------------------------------------------------
       X           X             X             X                   Printed Name & Title                James Abitz, Assistant
       -           -             -             -
                                                                                                       Treasurer & Vice President-
                                                                                                       Securities
                                                                   Specimen Signature:                 /s/ James Abitz
-----------------------------------------------------------------------------------------------------------------------------------
       X           X             X             X                   Printed Name & Title                Carl J. Rudolph
       -           -             -             -
                                                                                                       Treasurer
                                                                   Specimen Signature:                 /s/ Carl J. Rudolph
-----------------------------------------------------------------------------------------------------------------------------------
       X           X             X             X                   Printed Name & Title                R. Jerry Scheel, Second
       -           -             -             -
                                                                                                       Vice President-Securities
                                                                   Specimen Signature:                 /s/ R. Jerry Scheel
-----------------------------------------------------------------------------------------------------------------------------------
       X           X             X             X                   Printed Name & Title                Alan Onstad Assistant Vice
       -           -             -             -
                                                                                                       President-Securities
                                                                   Specimen Signature:                 /s/ Alan D. Onstad
-----------------------------------------------------------------------------------------------------------------------------------
       X           X             X             X                   Printed Name & Title                Dave Schnarsky, Assistant
       -           -             -             -
                                                                                                       Vice President-Securities
                                                                   Specimen Signature:                 /s/ David J. Schnarsky
-----------------------------------------------------------------------------------------------------------------------------------
       X           X             X             X                   Printed Name & Title                John Larson Assistant Vice
       -           -             -             -
                                                                                                       President-Securities
                                                                   Specimen Signature:                 /s/ John A. Larson
===================================================================================================================================


Security Procedures:
Transactions requiring a Security Procedure:           Security Procedure:  Select One:


oFunds Transfer or other Payment                       - Telephone callback
Instructions (mandatory)

oDeliver Free (mandatory)                              X - Standing or Pre-defined Instructions

oOther (Please specify):__________________             - Other (Please specify):_____________



         If telephone callback is chosen, instructions for the transactions noted above received by the Bank pursuant to the Manual Procedures, will be acted upon by the Bank only after a confirming telephone call to one of the telephone numbers listed below:

               NAME                                     TELEPHONE







         The Bank shall be entitled to rely on the names as set forth above until receipt by the Bank, at least 10 days prior to the effective date thereof, of written notice of revocation or modification of these Procedures, dated and signed by an authorized signatory.

  * If additional space is required, please attach a separate page, label, sign and date it.

                                         Executed this 30th day of June, 1996

                       Customer:         AAL Variable Product Series Fund, Inc.

                       By:               /s/ Carl J. Rudolph
                                         (Authorized Signature)

              Name and Title:            Carl J. Rudolph, Treasurer

ACCEPTED:

         CITIBANK, N.A.
By:      /s/ Joseph S. Jasionowski
         (Authorized Signature)

Name and Title:            Joseph S. Jasionowski
                           Managing Director
                           Citibank, N.A.
                           111 Wall St./24th Flr./Zn. 6
                           New York, NY  10043
                           (212) 657-9152
                           Personnel #5059670

Date:

                                                                       Exhibit C


                          WORLDWIDE SECURITIES SERVICES
                                  U.S. CUSTODY
                                  FEE SCHEDULE
                                       FOR
                          AID ASSOCIATION FOR LUTHERANS
                     AAL VARIABLE PRODUCT SERIES FUND, INC.


Market value..................................0.3 basis points per year

Transactions ...................................................$5 each

Base charge........................................................$500


The above fee schedule is guaranteed for five years.

This fee agreement has been reviewed and agreed to:

AAL Variable Product Series Fund, Inc.

By:               /s/ D. Charles DeVries
                  D. Charles DeVries

Title:            President

Date:


Citibank, N.A.

By:      /s/ Joseph S. Jasionowski

Title:            Managing Director

Date:    8/30/96